P3 Health Partners Announces Second-Quarter 2023 Results
Management to Host Conference Call and Webcast August 7, 2023 at 4:30 PM ET
HENDERSON, NV—August 7, 2023—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the second quarter ended June 30, 2023.
“The results for the second quarter of 2023 show the power and trajectory of the P3 model. I’m delighted to say we had solid improvement across all key metrics. The strength we have seen in 2023 has given us the stability and momentum to drive our next phase of success in 2024, and beyond,” said Dr. Sherif Abdou, CEO of P3.
“We experienced approximately 1% medical cost trend for the quarter. That is a reflection of the effectiveness of P3’s model and the increasing maturity of the membership on P3’s platform. The value we deliver and demand for P3’s model is rooted in our ability to bend the cost curve for our patients, providers, and payor clients,” said Bill Bettermann, COO of P3.
Second-Quarter 2023 Financial Results
•Capitated revenue was $325.6 million, an increase of 21.9% compared to $267.1 million in the second quarter of the prior year
•Net loss was $27.6 million, compared to a net loss of $903.1 million in the second quarter of the prior year. The second quarter of 2022 was negatively impacted by a goodwill impairment charge of $851.5 million
•Net loss PMPM was $88 compared to a net loss PMPM of $2,995 the second quarter of the prior year
•Adjusted EBITDA(1) was $0.2 million, compared to an Adjusted EBITDA loss of $28.7 million in the second quarter of the prior year
•Adjusted EBITDA PMPM(1) was roughly breakeven, compared to an Adjusted EBITDA loss PMPM of $95 in the second quarter of the prior year
•Gross profit was $26.8 million, an improvement of $24.8 million compared to $2.0 million in the second quarter of the prior year
•Gross profit PMPM was $86, an improvement of $79 compared to $7 in the prior year
•Medical margin(1) was $50.5 million, an increase of 132.1% compared to $21.8 million in the second quarter of the prior year
•Medical margin PMPM(1) was $161, an increase of 123.2% compared to a medical margin PMPM of $72 in the prior year
First-Half 2023 Financial Results
•Capitated revenue was $624.3 million, an increase of 16.3% compared to $536.8 million in the first half of the prior year
•Net loss was $80.0 million, compared to a net loss of $963.9 million in the first half of the prior year. The first half of 2022 was negatively impacted by a goodwill impairment charge of $851.5 million
•Net loss PMPM was $129 compared to a net loss PMPM of $1,613 in the first half of the prior year
•Adjusted EBITDA(1) loss was $18.9 million, compared to an Adjusted EBITDA loss of $47.6 million in the first half of the prior year
•Adjusted EBITDA PMPM(1) loss was $30, compared to an Adjusted EBITDA loss of $80 PMPM in the first half of the prior year

•Gross profit was $43.3 million, an improvement of 345% compared to $9.7 million in the first half of the prior year
•Gross profit PMPM was $70, an increase of 329% compared to $16 in the first half of the prior year
•Medical margin(1) was $89.7 million, an increase of 92.6% compared to $46.6 million in the first half of the prior year
•Medical margin PMPM(1) was $145, an increase of 85.9% compared to a medical margin PMPM of $78 in the prior year
Full-Year 2023 Guidance

	Year Ending December 31, 2023
	Low	High
Medicare Advantage Members	115,000	120,000
Total Revenues (in millions)	$1,200	$1,250
Medical margin(2) (in millions)	$155	$175
Medical margin(2) PMPM	$120	$130
Adjusted EBITDA(2) Loss (in millions)	$(50)	$(30)
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” and the tables at the end of this press release.
(2)The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA loss, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), gross profit (loss) or gross profit (loss) PMPM because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

Title & Webcast	P3 Health Second-Quarter Earnings Conference Call
Date & Time	August 7, 2023, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-877-270-2148 (US) International 1-412-902-6510 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available on the Investor page of P3’s website in advance of the conference call. An archived recording of the webcast will be available on the Investor page of P3’s website for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,600 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 18 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on LinkedIn and Facebook.com/p3healthpartners.

Non-GAAP Financial Measures
In addition to the financial results prepared in accordance accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA, Adjusted EBITDA PMPM, medical margin and medical margin PMPM. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (ii) equity-based compensation expense and (vi) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of Medicare Advantage members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of Medicare Advantage members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss) and Adjusted EBITDA PMPM to net income (loss) PMPM, and medical margin to gross profit and medical margin PMPM to gross profit PMPM, which are the most directly comparable financial measures calculated in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; current expectations regarding the Company’s outlook as to revenue, at-risk Medicare Advantage membership, medical margin, medical margin PMPM and Adjusted EBITDA loss for the full year 2023, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections of if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19, including the impact of new variants of the virus, or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; increased labor costs; our ability to recruit and retain qualified team members and independent physicians; and other factors discussed in Part I, Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, as updated by Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023 to be filed with the SEC, and in the Company’s other filings with the SEC. All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	June 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash	$59,924	$17,537
Restricted cash	5,575	920
Health plan receivable, net of allowance for credit losses of $150 and $0, respectively	102,482	72,092
Clinic fees, insurance and other receivable	1,937	7,500
Prepaid expenses and other current assets	2,231	2,643
TOTAL CURRENT ASSETS	172,149	100,692
Property and equipment, net	9,521	8,839
Intangible assets, net	709,018	751,050
Other long-term assets	18,271	15,990
TOTAL ASSETS (1)	$908,959	$876,571
LIABILITIES, MEZZANINE EQUITY and STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,196	$11,542
Accrued expenses and other current liabilities	22,471	16,647
Accrued payroll	5,138	8,224
Health plans settlements payable	6,878	13,608
Claims payable	158,528	151,207
Premium deficiency reserve	29,503	26,375
Accrued interest	18,686	14,061
TOTAL CURRENT LIABILITIES	250,400	241,664
Operating lease liability	11,796	11,516
Warrant liabilities	2,599	1,517
Contingent consideration	4,907	4,794
Long-term debt, net	108,188	94,421
TOTAL LIABILITIES (1)	377,890	353,912
COMMITMENTS AND CONTINGENCIES (Note 12)
MEZZANINE EQUITY:
Redeemable non-controlling interest	667,235	516,805
STOCKHOLDERS’ (DEFICIT) EQUITY:
Class A common stock, $.0001 par value; 800,000 shares authorized; 114,098 shares and 41,579 shares issued and outstanding, respectively	11	4
Class V common stock, $.0001 par value; 205,000 shares authorized; 198,505 shares and 201,592 shares issued and outstanding, respectively	20	20
Additional paid in capital	192,389	315,375
Accumulated deficit	(328,586)	(309,545)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(136,166)	5,854
TOTAL LIABILITIES, MEZZANINE EQUITY & STOCKHOLDERS’ (DEFICIT) EQUITY	$908,959	$876,571
____________________
(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 13 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of the P3 LLC’s VIEs totaling $10.6 million and $3.1 million as of June 30, 2023 and December 31, 2022, respectively, and total liabilities of the P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $14.5 million and $9.9 million as of June 30, 2023 and December 31, 2022, respectively. These VIE assets and liabilities do not include $44.6 million and $33.0 million of net amounts due to affiliates as of June 30, 2023 and December 31, 2022, respectively, as these are eliminated in consolidation and not presented within the condensed consolidated balance sheets. See Note 13 “Variable Interest Entities.”

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
OPERATING REVENUE:
Capitated revenue	$325,616	$267,102	$624,320	$536,787
Other patient service revenue	3,470	2,352	6,843	6,211
TOTAL OPERATING REVENUE	329,086	269,454	631,163	542,998
OPERATING EXPENSE:
Medical expense	302,271	267,448	587,841	533,269
Premium deficiency reserve	(2,012)	(1,490)	3,128	(2,814)
Corporate, general and administrative expense	27,223	41,099	64,866	79,697
Sales and marketing expense	857	1,408	1,858	2,273
Depreciation and amortization	21,780	21,720	43,320	43,472
Goodwill impairment	—	851,456	—	851,456
TOTAL OPERATING EXPENSE	350,119	1,181,641	701,013	1,507,353
OPERATING LOSS	(21,033)	(912,187)	(69,850)	(964,355)
OTHER INCOME (EXPENSE):
Interest expense, net	(3,851)	(2,700)	(7,937)	(5,455)
Mark-to-market of stock warrants	(1,731)	11,815	(1,082)	5,954
Other	(741)	(34)	(645)	(40)
TOTAL OTHER EXPENSE	(6,323)	9,081	(9,664)	459
LOSS BEFORE INCOME TAXES	(27,356)	(903,106)	(79,514)	(963,896)
PROVISION FOR INCOME TAXES	(226)	—	(516)	—
NET LOSS	(27,582)	(903,106)	(80,030)	(963,896)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(17,766)	(748,756)	(61,015)	(798,969)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(9,816)	$(154,350)	$(19,015)	$(164,927)

NET LOSS PER SHARE (Note 9):
Basic	$(0.09)	$(3.71)	$(0.25)	$(3.97)
Diluted	$(0.09)	$(3.73)	$(0.29)	$(4.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (Note 9):
Basic	107,454	41,579	74,699	41,579
Diluted	107,454	242,053	276,028	240,362

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(80,030)	$(963,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,320	43,472
Equity-based compensation	2,008	15,427
Goodwill impairment	—	851,456
Amortization of original issue discount and debt issuance costs	340	—
Accretion of contingent consideration	113	188
Mark-to-market adjustment of stock warrants	1,082	(5,954)
Premium deficiency reserve	3,128	(2,814)
Changes in assets and liabilities:
Health plan receivable	(30,540)	(49,555)
Clinic fees, insurance, and other receivable	5,563	(376)
Prepaid expenses and other current assets	139	1,890
Other long-term assets	(1,289)	—
Accounts payable, accrued expenses, and other current liabilities	1,924	1,163
Accrued payroll	(3,086)	(3,041)
Health plan settlements payable	(6,730)	(4,526)
Claims payable	7,321	37,364
Accrued interest	4,625	2,559
Operating lease liability	(452)	3,555
Net cash used in operating activities	(52,564)	(73,088)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,652)	(1,401)
Net cash used in investing activities	(1,652)	(1,401)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issuance discount	14,102	—
Proceeds from private placement offering, net of offering costs paid	87,329	—
Repayment of long-term debt	—	(2,446)
Payment of debt issuance costs	(173)	—
Net cash provided by (used in) financing activities	101,258	(2,446)
Net change in cash and restricted cash	47,042	(76,935)
Cash and restricted cash, beginning of period	18,457	140,834
Cash and restricted cash, end of period	$65,499	$63,899

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA (LOSS)
(in thousands, except PMPM)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net loss	$(27,582)	$(903,106)	$(80,030)	$(963,896)
Interest expense, net	3,851	2,700	7,937	5,455
Depreciation and amortization expense	21,780	21,720	43,320	43,472
Provision for income taxes	226	—	516	—
Mark-to-market of stock warrants	1,731	(11,815)	1,082	(5,954)
Premium deficiency reserve	(2,012)	(1,490)	3,128	(2,814)
Equity-based compensation	1,031	3,716	2,008	15,427
Transaction and other related costs(1)	—	8,010	70	9,112
Goodwill impairment	—	851,456	—	851,456
Other(2)	1,192	143	3,053	149
Adjusted EBITDA (loss)	$217	$(28,666)	$(18,916)	$(47,593)
Adjusted EBITDA (loss) PMPM	$1	$(95)	$(30)	$(80)
_____________________
(1)    Transaction and other related costs during the six months ended June 30, 2023 consisted of legal fees incurred related to acquisition-related litigation.
(2)    Other during the three and six months ended June 30, 2023 consisted of (i) interest income offset by (ii) cybersecurity incident loss, (iii) restructuring and other charges, including severance and benefits paid to employees pursuant to workforce reduction plans, (iv) the disposition of our Pahrump operations, (v) expenses for third-party consultants to assist us with the development, implementation, and documentation of new and enhanced internal controls and processes for compliance with Sarbanes-Oxley Section 404(b) with respect to the six months ended June 30, 2023, (vi) a legal settlement outside of the ordinary course of business with respect to the six months ended June 30, 2023, and (vii) valuation allowance on our notes receivable.
MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Capitated revenue	$325,616	$267,102	$624,320	$536,787
Less: medical claims expense	(275,121)	(245,344)	(534,579)	(490,202)
Medical margin	$50,495	$21,758	$89,741	$46,585
Medical margin PMPM	$161	$72	$145	$78

RECONCILIATION OF GROSS PROFIT TO MEDICAL MARGIN
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Gross profit(1)	$26,815	$2,006	$43,322	$9,729
Other patient service revenue	(3,470)	(2,352)	(6,843)	(6,211)
Other medical expense	27,150	22,104	53,262	43,067
Medical margin	$50,495	$21,758	$89,741	$46,585
_____________________
(1)    Effective for the quarter ended June 30, 2023, we modified the method by which we reconcile medical margin. Previously, we reconciled medical margin to operating loss as the most directly comparable measure calculated in accordance with GAAP. In the current period and on a go-forward basis we will reconcile to gross profit as we have determined that gross profit is the most directly comparable GAAP measure.

Contacts
Investor Relations
Karen Blomquist
Vice President, Investor Relations
P3 Health Partners
kblomquist@p3hp.org
Kassi Belz
Executive Vice President, Communications
P3 Health Partners
(904) 415-2744
kbelz@p3hp.org